UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2012

Access Plans, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	000-30099	27-1846323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 36th Avenue NW, Suite 105, Norman, OK 73072

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (405) 579-8525

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement. 1

Agreement and Plan of Merger

On February 24, 2012, Access Plans, Inc., an Oklahoma corporation (“Access Plans”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Affinity Insurance Services, Inc., a Pennsylvania corporation and wholly-owned subsidiary of Aon Corporation (“Affinity”), Atlas Acquisition Corp., an Oklahoma corporation and wholly-owned subsidiary of Affinity (“Merger Sub”), and Mark R. Kidd, as representative of the shareholders of Access Plans. The Merger Agreement provides, among other things, that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Access Plans, with Access Plans surviving as a wholly-owned subsidiary of Affinity (the “Merger”).

Subject to the terms and conditions of the Merger Agreement, which has been approved and adopted by the boards of directors of each of Access Plans, Affinity and Merger Sub, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.0001 per share, of Access Plans (“Access Plans Common Stock”) outstanding immediately prior to the Effective Time will be converted into the right to receive the Per Share Merger Consideration (as defined in the Merger Agreement). The Per Share Merger Consideration will be calculated based on the Net Cash Amount (as defined in the Merger Agreement) of Access Plans as of the Effective Time. As of the date of this report, 19,927,204 shares of Access Plans Common Stock are issued and outstanding and there are outstanding stock option awards exercisable for 1,876,884 shares of Access Plans Common Stock. Assuming no change in the number of issued and outstanding shares of Access Plans Common Stock and option awards, and assuming a Net Cash Amount of $15.0 million as of the Effective Time, the Per Share Merger Consideration is estimated to be $3.30.

Prior to the Closing, Access Plans is entitled to pay a dividend (the “Special Dividend”) of up to $0.10 per share of common stock if, following the payment of such dividend, Access Plans has a Net Cash Amount of not less than $15,025,000. As of December 31, 2011, Access Plans had cash and cash equivalents of approximately $14.6 million.

In connection with the Merger, each outstanding Access Plans stock option award, whether vested or unvested, will be cancelled at the Effective Time and will be converted into the Per Share Merger Consideration, reduced by the exercise price of the option award, plus the per share Special Dividend. Options with exercise prices greater than or equal to such amount will be cancelled without any payment being made in respect thereof.

The closing of the Merger is subject to certain conditions, including, among others, (i) no court order prohibiting the transactions contemplated by the Merger Agreement, (ii) the absence of any Material Adverse Effect (as defined in the Merger Agreement) on Access Plans, (iii) no exercise of appraisal rights by more than 3% of the shares of Access Plans Common Stock, and (iv) subject to materiality exceptions, the accuracy of the representations and warranties made by Affinity and Merger Sub, on the one hand, and Access Plans, on the other hand, and compliance by Affinity, Merger Sub, and Access Plans with their respective obligations under the Merger Agreement.

Each of Affinity and Access Plans has made representations and warranties in the Merger Agreement. Access Plans has agreed to certain covenants and agreements, including, among others, (i) to conduct its business in the ordinary course of business during the period between the execution of the Merger Agreement and the closing of the Merger and (ii) not to solicit alternate transactions, subject to certain exceptions for Access Plans to respond to unsolicited proposals in order to permit Access Plans’ board of directors to comply with its fiduciary duties.

[1]	Certain items in this Form 8-K will need to be revised if shareholder approval has not been obtained prior to filing.

The Merger Agreement contains specified termination rights for both Affinity and Access Plans. If the Merger Agreement is terminated under certain specified circumstances, Access Plans must pay Affinity a termination fee of up to $2.8 million and/or reimburse Affinity its out-of-pocket costs and expenses of up to $750,000.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby contained in this Item 1.01 does not purport to be a complete description and is qualified in its entirety by reference to the terms and conditions of the Merger Agreement, a copy of which is attached as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been included in this communication to provide investors and shareholders with information regarding its terms. It is not intended to provide any other factual information about Access Plans. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and Access Plans shareholders. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Access Plans, Affinity or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Access Plans’ public disclosures.

Safe Harbor Statement

This report contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: the possibility that the expected efficiencies and cost savings from the proposed transaction will not be realized, or will not be realized within the expected time period; disruption from the proposed transaction making it more difficult to maintain business and operational relationships; and the possibility that the proposed transaction does not close, including, but not limited to, due to the failure to satisfy the closing conditions. Further information concerning Access Plans and its business, including factors that potentially could materially affect Access Plans’ financial results, is contained in Access Plans’ filings with the Securities and Exchange Commission (the “SEC”). See Access Plans’ Annual Report on Form 10-K for the fiscal year ended September 30, 2011 and other public filings with the SEC for a further discussion of these and other risks and uncertainties applicable to Access Plans’ business. Access Plans does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in its expectations, except as required by law.

Additional Information

This report does not constitute the solicitation of any vote or approval. In connection with the Merger, Access Plans will prepare an information statement to be filed with the SEC that will provide additional important information concerning the Merger. When completed, a definitive information statement will be mailed to the shareholders of Access Plans. Access Plans’ shareholders will be able to obtain, without charge, a copy of the information statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Access Plans’ shareholders will also be able to obtain, without charge, a copy of the information statement and other documents relating to the merger (when available) upon written request to Access Plans, Inc., 900 36th Avenue, Suite 105, Norman, OK 73072, or by calling (405) 579-8525, or from Access Plans’ website, http://www.accessplans.com.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The information contained in Item 1.01 above is incorporated herein.

On February 26, 2012, a majority of the shareholders of the issued and outstanding shares of Access Plans Common Stock approved the Merger Agreement and the Merger pursuant to written consent. Access Plans will not solicit shareholder proxies for further approval of the Merger Agreement and the Merger.

Item 8.01. Other Events.

On February 27, 2012, Access Plans issued a press release announcing having entered into the Merger Agreement. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of February 24, 2012, among Affinity Insurance Services, Inc., Atlas Acquisition Corp., Access Plans, Inc. and Mark R. Kidd, as representative of the shareholders of Access Plans, Inc. *

99.1	Press Release

*	The schedules to the Merger Agreement have been omitted from this report pursuant to Item 601(b)(2) of Regulation S-K. Access Plans will furnish copies of any such schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCESS PLANS, INC. (Registrant)

Date: February 27, 2012	By:	/s/ Bradley W. Denison
Name: Bradley W. Denison
Title: Chief Operating Officer, Secretary and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of February 24, 2012, among Affinity Insurance Services, Inc., Atlas Acquisition Corp., Access Plans, Inc. and Mark R. Kidd, as representative of the shareholders of Access Plans,

Inc. *

99.1	Press Release

*	The schedules to the Merger Agreement have been omitted from this report pursuant to Item 601(b)(2) of Regulation S-K. Access Plans will furnish copies of any such schedules to the SEC upon request.